INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 10-KSB of Molecular Diagnostics & Therapeutics, Inc. our report dated April 26, 2000.

Cordovano and Harvey, P.C.
Denver, Colorado
July 10, 2000